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                                                                   Exhibit 10.19


         SECOND AMENDED AND RESTATED SECURED REVOLVING CREDIT AGREEMENT

                           Dated as of August 12, 1998

     THIS SECOND AMENDED AND RESTATED SECURED REVOLVING CREDIT AGREEMENT is made as of August 12, 1998, by and among PICTURETEL CORPORATION (the "COMPANY"), a Delaware corporation having its chief executive office at 100 Minuteman Road, Andover, Massachusetts 01810 and BANKBOSTON, N.A., a national banking association, acting as agent for the Banks and the lending institutions listed on SCHEDULE 1 hereto.

                              PRELIMINARY STATEMENT

     The Company, BankBoston, N.A. and certain other lending institutions have executed and delivered the Amended and Restated Revolving Credit Agreement dated as of December 19, 1996, (as amended and in effect from time to time, the "PRIOR CREDIT AGREEMENT"). The Company, the Agent and the Banks now wish to amend and restate the Prior Credit Agreement in full to reflect prior amendments to the Prior Credit Agreement and further amend the terms and conditions of the credit facilities provided in the Prior Credit Agreement. Accordingly, the Prior Credit Agreement is hereby amended and restated in its entirety as follows:

                                    SECTION I
                                    ---------

                                   DEFINITIONS
                                   -----------

     1.1. DEFINITIONS.

     All capitalized terms used in this Agreement or in any other Loan Document, certificate, report or other document made or delivered pursuant to this Agreement (unless otherwise defined therein) shall have the meanings assigned to them below:

     ADJUSTED EUROCURRENCY RATE. Applicable to any Interest Period, shall mean a rate per annum determined pursuant to the following formula:

                    AER     =    [  IOR  ]*
                                  -------
                                 [1.00 - RP]

                    AER     =    Adjusted Eurocurrency Rate
                    IOR     =    Inter bank Offered Rate
                    RP      =    Reserve Percentage

               *The amount in brackets shall be rounded upwards, if necessary, to the next higher 1/100 of 1%.


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Where:


               "INTER BANK OFFERED RATE" applicable to any Eurocurrency Loan for any Interest Period means the rate of interest determined by the Agent to be the prevailing rate per annum at which deposits in Dollars, or in the case of any Eurocurrency Loan denominated in an Alternative Currency, the relevant Alternative Currency, are offered to the Agent by first-class banks in the interbank Eurocurrency market in which it regularly participates on or about 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Eurocurrency Loan to which such Interest Period is to apply for a period of time approximately equal to such Interest Period.

               "RESERVE PERCENTAGE" applicable to any Interest Period means the rate (expressed as a decimal) applicable to the Agent during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency or marginal reserve requirement) of the Agent, in the case of Eurocurrency Loans denominated in Dollars, with respect to "Eurocurrency liabilities" as that term is defined under such regulations, and in the case of all other Eurocurrency Loans, such reserve percentage, if any, with respect to any other category of liabilities which includes deposits by reference to which the interest rate of such Eurocurrency Loans is determined or any other category or extensions of credit or other assets of the Agent which includes any Eurocurrency Loans.

The Adjusted Eurocurrency Rate shall be adjusted automatically as of the effective date of any change in the Reserve Percentage.

     AFFECTED LOANS. See Section 2.9(a).

     AFFILIATE. Any Person that would be considered to be an affiliate of the Company under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Company were issuing securities.

     AGENT. BankBoston, N.A. acting as agent for the Banks.

     AGENT'S HEAD OFFICE. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

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     AGENT'S SPECIAL COUNSEL. Bingham Dana LLP or such other counsel as may be approved by the Agent.

     AGREEMENT. This Agreement, as the same may be supplemented or amended from time to time.

     ALTERNATIVE CURRENCY. Australian Dollars, Deutche Marks, Swedish Krona, Sterling, Swiss Francs, Yen and French Francs, or any other currency (other than Dollars) approved by each of the Banks that is commonly dealt with in the interbank Eurocurrency market in which each of the Banks regularly participates, in each case so long as such currency is freely transferable and convertible into Dollars, but excluding any such currency for which the central bank or other governmental authorization in the country of issue is required to permit the use of such currency by any of the Banks for making any Loan hereunder and/or to permit the Company and the Borrowing Subsidiaries to borrow and repay the principal thereof and to pay the interest thereon, if such authorization has not been obtained.

     APPLICABLE MARGIN. One percent (1%).

     ASSIGNMENT AND ACCEPTANCE. See Section 10.1.

     BANKS. BankBoston, N.A. and the other lending institutions listed on
SCHEDULE 1 hereto and any other lending institution which becomes an assignee of any rights and obligations of a Bank pursuant to Section 10.

     BASE RATE. The greater of (i) the rate of interest announced from time to time by the Agent at its head office as its Base Rate, and (ii) the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/8 of 1%).

     BASE RATE LOAN. Any Loan bearing interest determined with reference to the Base Rate.

     BORROWING SUBSIDIARY. A Subsidiary that executes and delivers to the Bank a Letter Agreement.

     BUSINESS DAY. (i) For all purposes other than as covered by clause (ii) below, any day on which banks in Boston, Massachusetts are open for the conduct of a substantial part of their commercial banking business; and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurocurrency Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar and Alternative Currency deposits in the interbank Eurocurrency market in which the Agent regularly participates.

     CASH EQUIVALENTS. As at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to

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interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's'; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Bank or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having, at the time of acquisition thereof, a rating of at least A-1 from S&P and at least P-1 from Moody's; (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i), (ii), (iii) and (iv) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's; (vi) repurchase agreements collateralized by investments referred to in clause (i) above; and
(vii) loan participations maturing within one year of acquisition thereof of obligors having, at the time of acquisition thereof, a rating of at least A-1 from S&P and at least P-1 from Moody's.

     CODE. The Internal Revenue Code of 1986 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

     COLLATERAL. All of the property, rights and interests of the Company and its Subsidiaries that are or are intended to be subject to the security interests created by the Security Documents.

     COMMITMENT. With respect to each Bank, the amount set forth on SCHEDULE 1 hereto as the amount of such Bank's commitment to make Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Company, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

     COMMITMENT PERCENTAGE. With respect to each Bank, the percentage set forth on SCHEDULE 1 hereto as such Bank's percentage of the Commitment Amount.

     COMMITMENT AMOUNT. $40,000,000 or any lesser amount, including zero, resulting from a termination or reduction of such amount in accordance with
Section 2.5 or Section 8.2.

     COMMITMENT FEE. As defined in Section 2.4 hereof.
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     COMPANY. See Preamble.

     COMPANY GUARANTY OR GUARANTIES. A guaranty or guaranties in substantially the form of EXHIBIT D hereto executed by the Company with respect to the Obligations of each Borrowing Subsidiary.

     CONSOLIDATED EBITDA. At any date as of which the amount thereof shall be determined, the consolidated earnings before interest and tax expense, depreciation and amortization of the Company and its Subsidiaries as of the last day of the immediately preceding fiscal quarter, for the four fiscal quarters then completed, as set forth on the financial statements of the Company most recently delivered pursuant to Section 6.1(a) or (b), as applicable.

     CONSOLIDATED NET INCOME. The consolidated net income (or deficit) of the Company and its Subsidiaries, after deduction of all expenses, taxes and other proper charges, determined in accordance with generally accepted accounting principles, after eliminated therefrom all extraordinary items of income; provided, however, for purpose of this Credit Agreement, Consolidated Net Income shall not include (a) the noncash writedown of research and development costs taken in connection with the Starlight Acquisition of up to a maximum aggregate amount of not more than $15,000,000; and (b) the noncash charge associated with the Company's deferred taxes of up to a maximum aggregate amount of not more than $42,000,000, which writedown and charges referred to in (a) and (b) above must be taken by not later than December 31, 1998.

     CONSOLIDATED TANGIBLE NET WORTH. At any date as of which the amount thereof shall be determined, the consolidated total assets of the Company and its Subsidiaries MINUS (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, (c) all reserves not already deducted from assets, (d) any write-up in the book value of assets resulting from any revaluation thereof subsequent to the date of the financial statements referred to in Section 5.6 and (e) the value of any minority interests in Subsidiaries AND (ii) Consolidated Total Liabilities.

     CONSOLIDATED TOTAL LIABILITIES. At any date as of which the amount thereof shall be determined, all obligations that should, in accordance with generally accepted accounting principles, be classified as liabilities on the consolidated balance sheet of the Company and its Subsidiaries, including in any event all Indebtedness.

     CONTROLLED GROUP. All trades or businesses (whether or not incorporated) under common control that, together with the Company, are

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                                      -6-

treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

     DEFAULT. An Event of Default or event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.

     DOLLAR EQUIVALENT. With respect to any Eurocurrency Loan denominated in an Alternative Currency, on any date of determination, the amount in Dollars that would be required to purchase such Alternative Currency in the amount of such Loan on the date two Business Days prior to such date of determination, at the Agent's spot buying rate for such Alternative Currency at the close of business on the Business Day immediately preceding such date of determination.

     DOLLARS AND $. Lawful money of the United States of America.

     DRAWDOWN DATE. The date on which any Loan is made or is to be made, and the date on which any Loan is converted or continued in accordance with Section 2.3.

     ELIGIBLE ASSIGNEE. Any of (i) a commercial bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, PROVIDED that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (iv) the central bank of any country which is a member of the OECD; and (v) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.

     ENCUMBRANCES. See Section 7.1.

     ENVIRONMENTAL LAWS. Any and all applicable foreign, federal, state and local environmental, health or safety statutes, laws, regulations, rules, ordinances, policies and rules or common law (whether now existing or hereafter enacted or promulgated), of all governmental agencies, bureaus or departments which may now or hereafter have jurisdiction over the Company or any of its Subsidiaries and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the

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protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants whether solid, liquid or gaseous in nature, into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Materials, chemical substances, pollutants or contaminants.

     ERISA. The Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

     EUROCURRENCY LOAN. Any Loan bearing interest at a rate determined with reference to the Adjusted Eurocurrency Rate.

     EVENT OF DEFAULT. Any event described in Section 8.1.

     FEDERAL FUNDS EFFECTIVE RATE. For any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

     GERMAN OVERDRAFT AMOUNT. The outstanding principal amount of all loans or other advances made to PictureTel GmbH by the Overdraft Lender pursuant to the Overdraft Documents maintained by such Overdraft Lender to PictureTel GmbH and any outstanding amounts owed pursuant to any guarantee thereof by the Company.

     GUARANTEES. As applied to the Company and its Subsidiaries, all guarantees, endorsements or other contingent or surety obligations with respect to obligations of others whether or not reflected on the consolidated balance sheet of the Company and its Subsidiaries, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other person or entity.

     HAZARDOUS MATERIAL. Any substance (i) the presence of which requires or may hereafter require notification, investigation or remediation under any Environmental Law; (ii) which is or becomes defined as a "hazardous

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waste", "hazardous material" or "hazardous substance" or "controlled industrial waste" or "pollutant" or "contaminant" under any present or future Environmental Law or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 ET SEQ.) and any applicable local statutes and the regulations promulgated thereunder; (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of any foreign country, the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over the Company; or (iv) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls ("PCB's").

     INDEBTEDNESS. As applied to the Company and its Subsidiaries, (i) all obligations for borrowed money or other extensions of credit whether or not secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of the Company and its Subsidiaries and all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, (ii) all obligations evidenced by bonds, notes, debentures or other similar instruments, (iii) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by the Company or any of its Subsidiaries whether or not the obligations secured thereby shall have been assumed, (iv) that portion of all obligations arising under capital leases that is required to be capitalized on the consolidated balance sheet of the Company and its Subsidiaries, (v) all Guarantees, and (vi) all obligations that are immediately due and payable out of the proceeds of or production from property now or hereafter owned or acquired by the Company or any of its Subsidiaries.

     INTEREST PERIOD. With respect to each Eurocurrency Loan, the period commencing on the date of the making or continuation of or conversion to such Eurocurrency Loan and ending one, two, three or six months thereafter, as the Company may elect in the applicable Notice of Borrowing or Conversion, PROVIDED that:

          (i) any Interest Period (other than an Interest Period determined pursuant to clause (iii) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of Eurocurrency Loans, such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

          (ii) any Interest Period applicable to a Eurocurrency Loan that begins on the last Business Day of a calendar month (or on a day

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     for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month;

          (iii) any Interest Period that would otherwise end after the Termination Date shall end on the Termination Date; and

          (iv) notwithstanding clause (iii) above, no Interest Period applicable to a Eurocurrency Loan shall have a duration of less than one month, and if any Interest Period applicable to any such Loan would be for a shorter period, such Interest Period shall not be available hereunder.

     INVESTMENTS. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (ii) may be deducted when paid; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     LENDING OFFICE. The office of each Bank designated by such Bank to the Agent from time to time PROVIDED that any Bank may, with respect to any Loan, designate a different Lending Office for such Loan by notice to the Agent and the Company or the applicable Borrowing Subsidiary.

     LETTER AGREEMENT. A letter agreement between the Agent and a Borrowing Subsidiary, in substantially the form of EXHIBIT C hereto.

     LETTER OF CREDIT. A documentary or standby letter of credit opened for the account of the Company pursuant to the terms of Section 2.2 of this Agreement, and "LETTERS OF CREDIT" means all of such Letters of Credit, collectively.

     LETTER OF CREDIT APPLICATION. A Letter of Credit Application and Agreement, substantially in the form of EXHIBIT B hereto, or such other form as is used by the Agent in the ordinary course of its business, delivered to

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the Agent pursuant to Section 2.2 hereof, and "LETTER OF CREDIT APPLICATIONS"
means all of such Letter of Credit Applications, collectively. To the extent any provision of any Letter of Credit Application is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall prevail.

     LETTER OF CREDIT PARTICIPATION. See Section 2.2.1.4.

     LOAN. A loan made to the Company or a Borrowing Subsidiary by the Banks pursuant to Section II of this Agreement, and "LOANS" means all of such loans, collectively.

     LOAN DOCUMENTS. This Agreement, the Notes, the Letter of Credit Applications and each Letter of Credit issued thereunder, the Letter Agreements, the Company Guaranties, the Security Documents and all other documents and agreements required to be executed in connection herewith and therewith.

     MAJORITY BANKS. As of any date, not less than two Banks holding at least fifty-one percent (51%) of the outstanding principal amount of the Notes on such date; and if no such principal is outstanding, not less than two Banks whose aggregate commitment Percentages constitutes at least fifty-one percent (51%).

     MATERIAL SUBSIDIARY. Any Borrowing Subsidiary and any other Subsidiary of the Company whose proportionate share of (i) the consolidated total assets (after intercompany eliminations) of the Company and its Subsidiaries as of the end of the most recently completed fiscal quarter or (ii) the consolidated total revenues for the portion of the year then ended exceeds 10%.

     MAXIMUM DRAWING AMOUNT. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

     NOTE(S). Promissory notes of the Company or a Borrowing Subsidiary, substantially in the form of EXHIBIT A hereto, evidencing the obligation of the Company or such Borrowing Subsidiary to each Bank to repay its Loans.

     NOTICE OF BORROWING OR CONVERSION. See Section 2.3(a).

     OBLIGATIONS. Collectively (a) any and all obligations of the Company and the Borrowing Subsidiaries to any of the Agent and the Banks hereunder and under the other Loan Documents, of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, and including obligations to perform acts and refrain from taking action as well as

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obligations to pay money; (b) any and all obligations of PictureTel UK Ltd.,
PictureTel GmbH and the Company to the Overdraft Lender under the other Overdraft Documents, of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, and including obligations to perform acts and refrain from taking action as well as obligations to pay money; and (c) any and all obligations of the Company or any of its Subsidiaries to any of the Banks, up to a maximum aggregate amount of $1,000,000 for each Bank, under any foreign exchange contracts or other similar arrangements, of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, and including obligations to perform acts and refrain from taking action as well as obligations to pay money.

     OVERDRAFT AMOUNT. Collectively, the UK Overdraft Amount and the German Overdraft Amount.

     OVERDRAFT DOCUMENTS. Collectively, those documents, instruments and agreements executed by each of PictureTel UK Limited, PictureTel GmbH, the Company and the Overdraft Lender pertaining to each of the overdraft facilities maintained by such Overdraft Lender to each of PictureTel UK Ltd. and PictureTel GmbH and any guarantees thereof by the Company.

     OVERDRAFT LENDER. BankBoston, N.A., acting through its London branch.

     PBGC. The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA. PERMITTED ENCUMBRANCES. See Section 7.1.

     PERSON. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     PLAN. At any time, an employee pension or other benefit plan that is subject to Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group or (ii) if such Plan is established, maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Company or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five Plan years made contributions.

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     PLEDGE AGREEMENT. That certain Pledge Agreement dated as of March 3, 1998 between the Company and the Agent, and in form and substance satisfactory to the Agent and the Banks.

     REIMBURSEMENT OBLIGATION. The Company's obligation to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in Section 2.2.2.

     SECURITY DOCUMENTS. Collectively, the Pledge Agreement and all other instruments and documents, including without limitation Uniform Commercial Code financing statements, required to be executed or deliver pursuant to the Pledge Agreement.

     STARLIGHT ACQUISITION. See Section 7.5 hereof.

     SUBSIDIARY. Any corporation, association, joint stock company, business trust or other similar organization of which 50% or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by the Company or a Subsidiary of the Company; or any other such organization the management of which is directly or indirectly controlled by the Company or a Subsidiary of the Company through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which the Company has a 50% ownership interest.

     TERMINATION DATE. October 4, 1999.

     UK OVERDRAFT AMOUNT. The outstanding principal amount of all loans or other advances made to PictureTel UK Limited by the Overdraft Lender pursuant to the Overdraft Documents maintained by such Overdraft Lender to PictureTel UK Limited and any outstanding amounts owed pursuant to any guarantee thereof by the Company.

     UNIFORM CUSTOMS. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

     UNPAID REIMBURSEMENT OBLIGATION. Any Reimbursement Obligation for which the Company does not reimburse the Agent and the Banks on the date specified in, and in accordance with, Section 2.2.2.

     1.2. ACCOUNTING TERMS. All terms of an accounting character shall have the meanings assigned thereto by generally accepted accounting principles applied on a basis consistent with the financial statements referred to in Section 5.6 of this Agreement, modified to the extent, but only to the extent, that such meanings are specifically modified herein.

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                                   SECTION II
                                   ----------

                              DESCRIPTION OF CREDIT
                              ---------------------

     2.1. THE LOANS. (a) Subject to the terms and conditions hereof, each Bank severally agrees to make Loans to the Company, from time to time until the close of business on the Termination Date, in such sums as the Company may request; PROVIDED that the aggregate principal amount of all Loans to the Company at any one time outstanding hereunder shall not exceed the Commitment Amount LESS the amount of all then outstanding Loans of the Borrowing Subsidiaries LESS the Overdraft Amount and LESS the Maximum Drawing Amount of outstanding Letters of Credit and all Unpaid Reimbursement Obligations. Such Loans may be Base Rate Loans or Eurocurrency Loans, as the Company may elect. Subject to the terms and conditions hereof, the Banks will also make Loans to any Borrowing Subsidiary, from time to time until the close of business on the Termination Date, in such sums as such Borrowing Subsidiary may request; PROVIDED that the aggregate principal amount of all Loans to such Borrowing Subsidiary at any one time outstanding hereunder shall not exceed the Commitment Amount LESS the amount of all then outstanding Loans of the Company and all other Borrowing Subsidiaries LESS the Overdraft Amount and LESS the Maximum Drawing Amount of outstanding Letters of Credit and all Unpaid Reimbursement Obligations. Such Loans may be Base Rate Loans or Eurocurrency Loans, as such Borrowing Subsidiary shall elect. Within the above limitations, the Company and the Borrowing Subsidiaries may borrow, prepay pursuant to Section 2.11 and reborrow, from the date of this Agreement until the Termination Date, the full amount of the Commitment Amount or any lesser sum that is, in the case of Base Rate Loans, at least $50,000 and an integral multiple of $10,000 and, in the case of Eurocurrency Loans, at least $500,000 and an integral multiple of $10,000. Any Loan not repaid by the Termination Date shall be due and payable on the Termination Date.

     (b) Provided that no Default shall have occurred and be continuing, the Company may convert all or any part (in the case of Base Rate Loans, in a minimum amount of $50,000 and an integral multiple of $10,000 and, in the case of Eurocurrency Loans, in a minimum amount of $500,000 and an integral multiple of $10,000) of any outstanding Loan into a Loan of any other type provided for in this Agreement in the same aggregate principal amount, on any Business Day (which, in the case of a conversion of a Eurocurrency Loan, shall be the last day of the Interest Period applicable to such Eurocurrency Loan). The Company shall give the Agent prior notice of each such conversion (which notice shall be effective upon receipt) in accordance with Section 2.3.

     (c) For purposes of determining whether the amount of any requested borrowing, when added to the aggregate principal amount of all then outstanding Loans, would exceed the Commitment Amount, the amount of each outstanding Eurocurrency Loan denominated in an Alternative Currency shall be deemed to be the Dollar Equivalent of such Loan on the date of the requested borrowing.

     2.2. LETTERS OF CREDIT.

     2.2.1. LETTER OF CREDIT COMMITMENTS.

            2.2.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by the Company of a Letter of Credit Application, the Agent on behalf of the Banks and in reliance upon the agreement of the Banks set forth in Section 2.2.1.4 and upon the representations and warranties of the Company contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Company one or more standby or documentary Letters of Credit, in such form as may be requested from time to time by the Company and agreed to by the Agent; provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $30,000,000 at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Loans outstanding and the Overdraft Amount shall not exceed the Commitment Amount.

            2.2.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Agreement, then the provisions of this Agreement shall, to the extent of any such inconsistency, govern.

            2.2.1.3 TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (i) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein or otherwise provide for payment as specified in such Letter of Credit, and (ii) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Termination Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

            2.2.1.4. REIMBURSEMENT OBLIGATIONS OF BANKS. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Company pursuant to Section 2.2.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

            2.2.1.5. PARTICIPATIONS OF BANKS. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Company's Reimbursement Obligation under Section 2.2.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to Section 2.2.2.

     2.2.2. REIMBURSEMENT OBLIGATION OF THE COMPANY. In order to induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Company hereby agrees to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder,

            (a) except as otherwise expressly provided in Section 2.2.2(b) and
(c), on each date that any draft presented under such Letter of Credit is honored by the Agent, or the Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit,

            (b) upon the reduction (but not termination) of the Commitment Amount to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations, and

            (c) upon the termination of the Commitment Amount, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 8.2, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

     Each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Company under this Section 2.2.2 at any time from the date such amounts become due and payable (whether as stated in this Section 2.2.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in Section 2.13 for overdue principal on the Loans.

     2.2.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the

Agent shall notify the Company of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Company fails to reimburse the Agent as provided in Section 2.2 on or before the date that such draft is paid or other payment is made by the Agent, the Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at its Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Agent, and the denominator of which is 360. The responsibility of the Agent to the Company and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

     2.2.4. OBLIGATIONS ABSOLUTE. The Company's obligations under this Section
2.2 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Company may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. The Company further agrees with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Company's Reimbursement Obligations under Section 2.2.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Company, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Company against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Company agrees that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Company and shall not result in any liability on the part of the Agent or any Bank to the Company.

     2.2.5. RELIANCE BY AGENT. To the extent not inconsistent with Section 2.2.4, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Notes or of a Letter of Credit Participation.

     2.3. MAKING LOANS.

          2.3.1. NOTICE AND MANNER OF BORROWING OR CONVERSION OF LOANS. (a) Whenever the Company or a Borrowing Subsidiary desires to obtain or continue a Loan hereunder or convert an outstanding Loan into a Loan of another type provided for in this Agreement, the Company or such Borrowing Subsidiary shall notify the Agent (which notice shall be irrevocable) by telex, telegraph, telephone or facsimile transmission received no later than 10:00 a.m. Boston time (i) on the date on which the requested Loan is to be made as a Base Rate Loan; and (ii) on the date three Business Days before the day on which the requested Loan is to be made or continued as or converted to a Eurocurrency Loan. Such notice shall specify (i) the effective date and amount of each Loan or portion thereof to be made, continued or converted, subject to the limitations set forth in Section 2.1, (ii) the interest rate option to be applicable thereto, (iii) the duration of the applicable Interest Period, if any (subject to the provisions of the definition of Interest Period and Section 2.7), and (iv) if such Loan is to be made as a Eurocurrency Loan in an Alternative Currency, the currency thereof. Each such notification (a "NOTICE OF BORROWING OR CONVERSION") shall be immediately followed by a written confirmation thereof by the Company or such Borrowing Subsidiary in substantially the form of EXHIBIT E hereto, PROVIDED that if such written confirmation differs in any material respect from the action taken by the Agent, the records of the Agent shall control absent manifest error.

     (b) Subject to the terms and conditions hereof, the Agent shall make each Loan on the effective date specified therefor by crediting the amount of such Loan to the demand deposit account of the Company maintained at the Agent's Head Office, or to such other account as such

Borrowing Subsidiary shall direct, in immediately available funds (or, in the case of Eurocurrency Loans denominated in an Alternative Currency, in such funds as may then be customary for the settlement of transactions in the Alternative Currency).

          2.3.2. FUNDING PROCEDURES. Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Loan, each of the Banks will make available to the Agent, at its Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Sections 4.1 and 4.2 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Company the aggregate amount of such Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Loans.

          2.3.3. ADVANCES BY AGENT. The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Company a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such Bank's Commitment Percentage of such Loans, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Company on demand, with interest thereon at the rate per annum applicable to the Loans made on such Drawdown Date.

     2.4. COMMITMENT AND OTHER FEES. (a) The Company agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee (the "Commitment

Fee") calculated at the rate of one-quarter of one percent (.25%) per annum on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Termination Date by which the Total Commitment minus the sum of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Termination Date or any earlier date on which the Commitments shall terminate.

     (b) The Company shall pay to the Agent (i) in the case of Letters of Credit outstanding on the date of this Agreement, a Letter of Credit fee equal to 1-1/8% per annum of the face amount of such Letter of Credit (pro-rated for the number of days such Letter of Credit is outstanding) payable on the date of this Agreement, of which 1/8% shall be for the account of the Agent and the remainder shall be for the account of the Banks in accordance with their respective Commitment Percentages, and in the case of each Letter of Credit issued after the date of this Agreement, a Letter of Credit fee equal to the Applicable Margin times the face amount of such Letter of Credit (pro-rated for the number of days such Letter of Credit is outstanding, of which 1/8% shall be for the account of the Agent and the remainder shall be for the account of the Banks in accordance with their respective Commitment Percentages; and (ii) for the account of the Agent, on demand from time to time, such fees and expenses as are customarily charged by the Agent in connection with the opening, amendment, negotiation and administration of each Letter of Credit.

     (c) The Company shall pay to the Agent for the Agent's own account an Agent's fee in accordance with a letter agreement between the Company and the Agent dated September 23, 1996.

     2.5. REDUCTION OF COMMITMENT AMOUNT. The Company may from time to time by written notice delivered to the Agent at least five Business Days prior to the date of the requested reduction, reduce by integral multiples of $1,000,000 any unborrowed portion of the Commitment Amount. No reduction of the Commitment Amount shall be subject to reinstatement. For purposes of determining the unborrowed or outstanding portion of the Commitment Amount for this Section 2.5, the amount of the outstanding Eurocurrency Loans denominated in an Alternative Currency on the date of any reduction shall be deemed to be the Dollar Equivalent of such Loans on such date.

     2.6. THE NOTES. (a) The Loans to the Company and each Borrowing Subsidiary shall be evidenced by a Note of the Company or such Borrowing Subsidiary, payable to the order of each Bank and having a final maturity on the Termination Date. Each Note shall be dated on or before the date of the first Loan thereunder (including any Loan made pursuant to the Prior

Credit Agreement) and shall have the blanks therein appropriately completed.

     (b) Each Bank shall, and is hereby irrevocably authorized by the Company and each Borrowing Subsidiary to, enter on the schedule forming a part of the Notes or otherwise in its records appropriate notations evidencing the date, amount and currency of each Loan, the interest rate applicable thereto and the date and amount of each payment of principal made by the Company or such Borrowing Subsidiary with respect thereto; and in the absence of manifest error, such notations shall constitute presumptive evidence thereof. Each Bank is hereby irrevocably authorized by the Company and each Borrowing Subsidiary to attach to and make a part of each Note a continuation of any such schedule as and when required. No failure on the part of any Bank to make any notation as provided in this subsection (b) shall in any way affect any Loan or the rights or obligations of any Bank or the Company or any Borrowing Subsidiary with respect thereto.

     2.7. DURATION OF INTEREST PERIODS. (a) Subject to the provisions of the definition of Interest Period, the duration of each Interest Period applicable to a Loan shall be as specified in the applicable Notice of Borrowing or Conversion. The Company or the applicable Borrowing Subsidiary shall have the option to elect a subsequent Interest Period to be applicable to each Eurocurrency Loan by giving notice of such election to the Agent received no later than 10:00 a.m. Boston time on the date one Business Day before the end of the then applicable Interest Period if such Loan is to be converted to a Base Rate Loan and three Business Days before the end of the then applicable Interest Period is such Loan is to be continued as or converted to a Eurocurrency Loan.

     (b) If the Agent does not receive a notice of election of duration of an Interest Period for a Eurocurrency Loan pursuant to subsection (a) above within the applicable time limits specified therein, or if, when such notice must be given, a Default exists, the Company or the applicable Borrowing Subsidiary shall be deemed to have elected to convert such Loan in whole into a Base Rate Loan on the last day of the then current Interest Period with respect thereto.

     (c) Notwithstanding the foregoing, neither the Company nor any Borrowing Subsidiary may select an Interest Period that would end, but for the provisions of the definition of Interest Period, after the Termination Date.

     2.8. INTEREST RATES AND PAYMENTS OF INTEREST. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate, which rate shall change contemporaneously with any change in the Base Rate. Such interest shall be payable on the last day of each calendar quarter of each year, commencing September 30, 1998, and when such Loan is due (whether at maturity, by reason of acceleration or otherwise).

     (b) Each Eurocurrency Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the Adjusted Eurocurrency Rate plus the Applicable Margin, payable in Dollars or in the same Alternative Currency as such Eurocurrency Loan is denominated, as appropriate. Such interest shall be payable for such Interest Period on the last day thereof and when such Eurocurrency Loan is due (whether at maturity, by reason of acceleration or otherwise) and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

     2.9. CHANGED CIRCUMSTANCES.

     (a)  In the event that:

          (i) on any date on which the Adjusted Eurocurrency Rate would otherwise be set the Agent shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the Interbank Offered Rate, or

          (ii) at any time the Agent or any Bank shall have determined in good faith (which determination shall be final and conclusive) that:

          (A) the making or continuation of or conversion of any Loan to a Eurocurrency Loan has been made impracticable or unlawful by (1) the occurrence of a contingency that materially and adversely affects the interbank Eurocurrency market for Dollar or Alternative Currency deposits or (2) compliance by any Bank in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

          (B) the Adjusted Eurocurrency Rate shall no longer represent the effective cost to any Bank for U.S. dollar deposits in the interbank market for Dollar or Alternative Currency deposits in which it regularly participates; or

          (C) in the case of Eurocurrency Loans denominated in an Alternative Currency, the relevant Alternative Currency is not available in the relevant amounts or for the relevant periods, or that due to national or international financial, political or economic conditions or exchange controls any Bank is no longer willing to make, fund or maintain its Eurocurrency Loans to be made in such Alternative Currency;

then, and in any such event, any affected Bank shall endeavor to designate a different Lending Office for the type of Loan affected by the circumstances described in this Section 2.9(a) (herein called "AFFECTED LOANS") if such designation will avoid the contingencies described in this Section 2.9(a) and will not, in the sole opinion of the affected Bank, be disadvantageous to the affected Bank. If the affected Bank is not able to so designate an alternative Lending Office, the Agent shall forthwith so notify the Company and each Borrowing Subsidiary thereof. Until the Agent notifies the Company and each Borrowing Subsidiary that the circumstances giving rise to such notice no longer apply, the obligation of the Banks to allow selection by the Company or any Borrowing Subsidiary of Affected Loans shall be suspended. If at the time the Agent so notifies the Company and each Borrowing Subsidiary, the Company or a Borrowing Subsidiary has previously given the Agent a Notice of Borrowing or Conversion with respect to one or more Affected Loans but such Loans have not yet gone into effect, such notification shall be deemed to be void and the Company or such Borrowing Subsidiary may borrow Loans of a non-affected type by giving a substitute Notice of Borrowing or Conversion pursuant to Section 2.3 hereof.

     Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) the Company or applicable Borrowing Subsidiary shall, with respect to the outstanding Affected Loans, prepay the same, together with interest thereon and any amounts required to be paid pursuant to Section 2.14, and may borrow a Loan of another type in accordance with Section 2.1 hereof by giving a Notice of Borrowing or Conversion pursuant to Section 2.3 hereof.

     (b) In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

          (i) subjects any Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by the Company or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of a Bank imposed by the United States of America or any political subdivision thereof), or

          (ii) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, any Bank (other than such requirements as are already included in the determination of the Adjusted Eurocurrency Rate), or

         (iii) imposes upon any Bank any other condition with respect to its performance under this Agreement, and the result of any of the foregoing is to increase the cost to such Bank, reduce the income receivable by such Bank or impose any expense upon such Bank with respect to any Loans, such Bank shall endeavor to designate a different Lending Office for such Loans if such designation will avoid the need for, or reduce the amount of, such cost or reduction and will not, in the sole opinion of such Bank, be disadvantageous to such Bank. If such Bank is not able to so designate an alternative Lending Office, such Bank shall forthwith notify the Company thereof. The Company agrees to pay to any Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by such Bank of a statement in the amount and setting forth such Bank's calculation thereof, which statement shall be deemed true and correct absent manifest error.

     2.10. CAPITAL REQUIREMENTS. If after the date hereof any Bank determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (ii) compliance by such Bank or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Bank's or such holding company's capital as a consequence of such Bank's commitment to make Loans or issue Letters of Credit hereunder to a level below that which the Bank or such holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Bank to be material, then such Bank shall notify the Company thereof. The Company agrees to pay to such Bank the amount of such reduction of capital as and when such reduction is determined, upon presentation by such Bank of a statement in the amount and setting forth such Bank's calculation thereof, which statement shall be deemed true and correct absent manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     2.11. PAYMENTS AND PREPAYMENTS OF THE LOANS. (a) All Base Rate Loans and Eurocurrency Loans shall be due and payable on the Termination Date.

     (b) Base Rate Loans may be prepaid at any time, without premium or penalty, upon notice received not later than 11:00 a.m. on the day of the proposed prepayment. Eurocurrency Loans may be prepaid at any time, without premium or penalty, on the last day of any Interest Period applicable thereto, upon three Business Days' notice in the case of a Eurocurrency Loan. Any interest accrued on the amounts so prepaid to the date of such payment must be paid at the time of any such payment. No prepayment of the Loans prior to the Termination Date shall affect the Commitment Amount or impair the right of the Company and the Borrowing Subsidiaries to borrow as set forth in Section 2.1.

     (c) If at any time the sum of (i) the Dollar Equivalent of all Eurocurrency Loans denominated in an Alternative Currency then outstanding, plus
(ii) the aggregate principal amount of all Loans denominated in Dollars then outstanding, shall exceed the Commitment Amount, then the Company shall repay the amount of such excess by prepaying Loans then outstanding, upon demand by the Agent. Any such prepayments shall be made first from outstanding Base Rate Loans, then from Eurocurrency Advances denominated in Dollars, and then from Eurocurrency Advances denominated in an Alternative Currency, and any prepayments of Eurocurrency Loans shall be accompanied by any amounts required to be paid pursuant to Section 2.14.

     (d) If at any time the sum of the outstanding amount of the Loans to the Company, the outstanding amount of the Loans to the Borrowing Subsidiaries, the Overdraft Amount, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Commitment Amount then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application: first, to any Unpaid Reimbursement Obligation; second, on a pro rata basis to the Loans and the Overdraft Amounts; and third, to provide the Agent cash collateral for Reimbursement Obligations.

     2.12. METHOD OF PAYMENT. All payments and prepayments of principal and all payments of interest in respect of Base Rate Loans and Eurocurrency Loans denominated in Dollars, all reimbursement payments of drawings under any Letter of Credit and all other amounts payable in respect thereof shall be made by the Company or the applicable Borrowing Subsidiary to the Agent at the Agent's Head Office in immediately available funds, on or before 2:00 p.m. (Boston, Massachusetts time) on the due date thereof, free and clear of, and without any deduction or withholding for, any taxes or other payments. All payments of principal and interest in respect of Eurocurrency Loans denominated in an Alternative Currency and all other amounts payable in respect thereof shall be made by the Company or the applicable Borrowing Subsidiary to the Agent at the place designated therefor by the Agent in such funds as may then be customary for the settlement of international transactions in such Alternative Currency, on or before 11:00 a.m. (London time) on the due date thereof, in such Alternative Currency, free and clear of, and without any deduction or withholding for, any taxes or other payments. All such payments made after such times on such due dates will be deemed to have been made on the next succeeding Business Day. The Agent may, and the Company hereby authorizes the Agent to, debit the amount of any payment not made by such time to the demand deposit account of the Company with the Agent.

     2.13. OVERDUE PAYMENTS. Overdue principal of Base Rate Loans (whether at maturity, by reason of acceleration or otherwise) and, to the extent permitted by applicable law, overdue interest and fees or any other amounts payable hereunder or under the Notes or any Letter of Credit Application or Letter of Credit issued thereunder shall bear interest from and including the due date thereof until paid, compounded daily and payable on demand, at a rate per annum equal to 2% above the Base Rate. Overdue principal of Eurocurrency Loans (whether at maturity, by reason of acceleration or otherwise) and, to the extent permitted by law, overdue interest thereon shall bear interest from and including the due date thereof until paid at the rate per annum which shall be at all times equal to 2% above the rate per annum at which one day (or, if such amount due remains unpaid more than three Business Days, then for such other period of time not longer than six months as the Bank may elect) deposits in Dollars or the relevant Alternative Currency in an amount approximately equal to such overdue payment are offered to the Agent in the interbank Eurocurrency market in which the Agent regularly participates for the applicable period determined as provided above.

     2.14. PAYMENTS PRIOR TO END OF INTEREST PERIOD. If the Company or any Borrowing Subsidiary for any reason makes any payment of principal with respect to any Eurocurrency Loan on any day prior to the last day of an Interest Period applicable to such Eurocurrency Loan, or fails to borrow or continue or convert to a Eurocurrency Loan after giving a Notice of Borrowing or Conversion pursuant to Section 2.3, or if any Eurocurrency Loan is accelerated pursuant to Section 8.2(b), the Company or such Borrowing Subsidiary shall pay to the Agent for the account of the Banks in accordance with their respective Commitment Percentages an amount computed pursuant to the following formula:

                             L = (R - T) X P X D
                                 ---------------
                                       360

     L=   amount payable to the Agent

     R= interest rate on such Loan (Base Rate, Adjusted Eurocurrency Rate plus applicable margin applicable to such Loan)

     T= in the case of Eurocurrency Loans, the effective rate at which deposits in Dollars or the relevant Alternative Currency can be placed by the Agent in the interbank Eurocurrency market in which the Agent regularly participates for an Interest Period maturing on or near the last day of the Interest Period of such Loan in approximately the same amount as such Loan on the day of such payment of principal or failure to borrow.

     P=   the amount of principal prepaid or the amount of the requested Loan

     D= the number of days remaining in the Interest Period as of the date of such payment or the number of days of the requested Interest Period

The Company or the applicable Borrowing Subsidiary shall pay such amount upon presentation by the Agent of a statement setting forth the amount and the Agent's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.

     2.15. COMPUTATION OF INTEREST AND FEES. Interest and all fees payable hereunder shall be computed daily on the basis of a year of 360 days and paid for the actual number of days for which due. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If any payment required by this Agreement becomes due on a day that is not a Business Day such payment may be made on the next succeeding Business Day (subject to clause (i) of the definition of Interest Period), and such extension shall be included in computing interest in connection with such payment.

     2.16. JUDGMENT CURRENCY. If for the purposes of obtaining a judgment in any court or obtaining an order enforcing a judgment it is necessary to convert any amount due from the Company or any Borrowing Subsidiary hereunder or under any of the Notes or Letter of Credit Applications or any Letters of Credit issued thereunder or any of the other Loan Documents in the currency expressed to be payable herein or under any of the Notes or Letter of Credit Applications or any Letters of Credit issued thereunder or any of the other Loan Documents (the "SPECIFIED CURRENCY") into another currency, then the conversion shall be made at the Agent's spot rate of exchange for buying the specified currency with such other currency, in accordance with normal banking procedures, prevailing at the Agent's close of business on the business day next preceding the day on which the judgment is given or the order is made. In the event that there is a difference between the rate of exchange on the basis of which the amount of such judgment or order is determined and the rate of exchange prevailing on the date of payment, the Company or such Borrowing Subsidiary shall pay such additional amount as may be necessary to ensure that the amount paid is the amount of such other currency which permits the Agent to purchase the amount of the specified currency due when such judgment or order is issued at the Agent's spot rate of exchange for buying the specified currency with such other currency, in accordance with normal banking procedures, prevailing at the Agent's opening of business on the date of payment.

     2.17. DOCUMENTARY TAXES. The Company shall pay to the Agent for the account of the Banks on demand any and all transfer taxes, documentary taxes, assessments or charges determined to be payable by any governmental authority by reason of the execution and delivery of this Agreement, the Notes or any Letter of Credit Application or Letter of Credit issued thereunder and the other Loan Documents and shall reimburse and indemnify the Agent and each Bank for and against any claims, losses, liabilities or expenses resulting from any delay in paying or failure to pay any such taxes, assessments or charges.

                                   SECTION III
                                   -----------

            SPECIAL PROVISIONS WITH RESPECT TO BORROWING SUBSIDIARIES
            ---------------------------------------------------------

     3.1. TAXES, ETC. All payments by each Borrowing Subsidiary of principal of and interest on its Notes and of all other amounts payable under this Agreement and the other Loan Documents shall be made without any counterclaim or setoff, free and clear of, and without reduction by reason of, any taxes, levies, imposts, charges and withholdings, restrictions or conditions of any nature that are now or may hereafter be imposed, levied or assessed by an country, political subdivision or taxing authority, all of which will be for the account of and paid by such Borrowing Subsidiary. If for any reason any such reduction is made or any such taxes are paid by any Bank, such Borrowing Subsidiary will pay to such Bank such additional amounts as may be necessary to ensure that such Bank receives the same net amount which it would have received had no reduction been made or taxes paid. If any Bank announces that it is closing its office in a country in which a Borrowing Subsidiary is located and such closing would increase the amount payable hereunder, such Bank will promptly notify the Company and the Agent of such closing.

     3.2. CONSENT TO JURISDICTION; SERVICE OF PROCESS. Each Borrowing
Subsidiary:

     (a) irrevocably submits to the jurisdiction of any Massachusetts state or Federal court sitting in Boston over any suit, action or proceeding arising out of or relating to this Agreement or any of the Notes or other Loan Documents;

     (b) irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum;

     (c) hereby appoints the Company as its authorized agent to accept and acknowledge service of any and all processes which may be served in any suit, action or proceeding of the nature referred to in this Section 3.2 and consents to process being served in any such suit, action or proceeding upon the Company in any manner or by the mailing of a copy thereof by registered or certified air mail, postage prepaid, return receipt requested, to such Borrowing Subsidiary's address specified in its Letter Agreement with the Bank; and

     (d)  agrees that such service:

          (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding, and

          (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to it.

Nothing in this Section 3.2 shall affect the right of the Agent or any Bank to serve process in any manner permitted by law or limit the right of the Agent or any Bank to bring proceedings against the Company or any Borrowing Subsidiary in the courts of any jurisdiction or jurisdictions.

                                   SECTION IV
                                   ----------

                               CONDITIONS OF LOANS
                               -------------------

     4.1. CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AGREEMENT. The effectiveness of this Agreement and the obligation of each Bank to make the initial Loan to the Company hereunder is subject to the condition precedent that the Agent shall have received, in form and substance satisfactory to the Agent and its counsel, the following:

     (a)  this Agreement, duly executed by the Company;

     (b) a certificate of the Secretary or an Assistant Secretary of the Company (i) with respect to resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement and each other Loan Document to be executed by the Company and identifying the officers authorized to execute, deliver and take all other actions required hereunder and thereunder, and providing specimen signatures of such officers; and (ii) certifying that no changes to the Company's certificate of incorporation and by-laws have occurred since December 19, 1996;

     (c) an opinion addressed to the Agent and each of the Banks from Leah Maher, Esq. Associate General Counsel of the Company, substantially in the form of EXHIBIT J hereto;

     (d) payment to the Agent for the pro rata accounts of the Banks a closing fee (in cash) in the aggregate amount of $50,000; and

     (e) such other documents, and completion of such other matters, as counsel for the Agent reasonably may deem necessary or appropriate.

     4.2. CONDITIONS PRECEDENT TO THE INITIAL LOAN TO EACH BORROWING SUBSIDIARY. The obligation of each Bank to make the initial Loan to each Borrowing Subsidiary is subject to the condition precedent that the Agent shall have received, on or before the day of such initial Loan, in form and substance satisfactory to the Agent and its counsel, all of the following:

     (a)  a Letter Agreement and Notes, duly executed by such Borrowing
Subsidiary;

     (b) a certificate of the Secretary or an Assistant Secretary of such Borrowing Subsidiary with respect to resolutions of the Board of Directors of such Borrowing Subsidiary authorizing the execution and delivery of such Borrowing Subsidiary's Letter Agreement and Notes and each other Loan Document to be executed by it and identifying the officers authorized to execute, deliver and take all other actions required hereunder and thereunder, and providing specimen signatures of such officers;

     (c) evidence that all necessary exchange control approvals, if any, relative to such Borrowing Subsidiary's Loans have been obtained;

     (d) a Company Guaranty guaranteeing payment of such Borrowing Subsidiary's obligations under its Letter Agreement and hereunder, if such Borrowing Subsidiary is not already subject to a Company Guaranty; and

     (e) such other documents, and completion of such other matters, as counsel for the Agent reasonably may deem necessary or appropriate.

     4.3. CONDITIONS PRECEDENT TO ALL LOANS AND LETTERS OF CREDIT. The obligation of the Bank to make each Loan, including the initial Loan to the Company and each Borrowing Subsidiary, or continue or convert Loans to Loans of another type, and the obligation of the Agent to issue Letters of Credit, is further subject to the following conditions:

     (a) timely receipt by the Agent of the Notice of Borrowing or Conversion as provided in Section 2.3 or the applicable Letter of Credit Application as provided in Section 2.2(b);

     (b) the representations and warranties contained in Section V of this Agreement and, in the case of all Borrowings by a Borrowing Subsidiary, the representations and warranties contained in Section 2 of the applicable Letter Agreement, shall be true and accurate in all material respects on and as of the date of such Notice of Borrowing or Conversion or Letter of Credit Application and on the effective date of the making, continuation or conversion of each Loan or issuance of each Letter of Credit as though made at and as of each such date (except to the extent that such representations and warranties expressly relate to an earlier date), and no Default shall have occurred and be continuing, or would result from such Loan;

     (c) the resolutions referred to in Section 4.1(b) and 4.2(b) shall remain in full force and effect;

     (d) no change shall have occurred in any law or regulation or interpretation thereof that, in the opinion of counsel for any Bank, would make it illegal or against the policy of any governmental agency or authority for such Bank to make Loans or for the Agent to issue Letters of Credit hereunder; and

     (e) receipt by the Agent and the Banks within thirty days after the date of this Agreement of an opinion in a form reasonably satisfactory to the Agent and each of the Banks, from outside counsel to the Company.

     The making of each Loan shall be deemed to be a representation and warranty by the Company and the applicable Borrowing Subsidiary on the date of the making, continuation or conversion of such Loan as to the accuracy of the facts referred to in subsection (b) of this Section 4.3.

                                    SECTION V
                                    ---------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     In order to induce the Agent and the Banks to enter into this Agreement and to extend credit hereunder, the Company represents and warrants to the Agent and the Banks that:

     5.1. ORGANIZATION AND QUALIFICATION. Each of the Company and its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated and (c) is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition, assets or properties of the Company or of the Company and its Subsidiaries taken as a whole.

     5.2. CORPORATE AUTHORITY. The execution, delivery and performance of this Agreement and each other Loan Document to be executed by it and the transactions contemplated hereby and thereby are within the corporate power and authority of the Company and have been authorized by all necessary corporate proceedings, and do not and will not (a) require any consent or approval of the stockholders of the Company, (b) contravene any provision of the charter documents or by-laws of the Company or any law, rule or regulation applicable to the Company, (c) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument, order or undertaking binding on the Company, or (d) result in or require the imposition of any Encumbrance on any of the properties, assets or rights of the Company.

     5.3. VALID OBLIGATIONS. This Agreement and each other Loan Document to be executed by the Company and all of their respective terms and provisions are the valid and binding obligations of the Company, enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     5.4. CONSENTS OR APPROVALS. The execution, delivery and performance by the Company of this Agreement and each other Loan Document to be executed or performed by it and the transactions contemplated herein and therein do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other party.

     5.5. TITLE TO PROPERTIES; ABSENCE OF ENCUMBRANCES. The Company has good and marketable title to all of the properties, assets and rights of every name and nature now purported to be owned by it, including, without limitation, such properties, assets and rights as are reflected in the financial statements referred to in Section 5.6 (except such properties, assets or rights as have been disposed of in the ordinary course of business since the date thereof or as otherwise disclosed on SCHEDULE 5.5 hereto), free from all Encumbrances except Permitted Encumbrances or those Encumbrances disclosed in EXHIBIT F hereto, and, except as so disclosed, free from all defects of title that might materially adversely affect such properties, assets or rights, taken as a whole; PROVIDED that this representation and warranty shall not constitute a representation that such properties, assets or rights do not infringe on the intellectual property rights of others. Except for claims disclosed on EXHIBIT G hereto, to the best of the Company's knowledge, the use of such properties, assets and rights by the Company does not infringe on the intellectual property rights of others.

     5.6. FINANCIAL STATEMENTS. The Company has furnished each of the Banks its consolidated balance sheet as of December 31, 1995 and its consolidated statements of income, changes in stockholders' equity and cash flow for the fiscal year then ended, and related footnotes, audited and certified by Coopers & Lybrand, LLP. The Company has also furnished each of the Banks its consolidated balance sheet as of September 28, 1996 and its consolidated statements of income, changes in stockholders' equity and cash flow for the fiscal quarter then ended, certified by the chief financial officer of the Company but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount. All such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods specified and present fairly the financial position of the Company and its Subsidiaries as of such dates and the results of the operations of the Company and its Subsidiaries for such periods.

     5.7. CHANGES. Since the date of the most recent financial statements referred to in Section 5.6, there have been no changes in the assets, liabilities, financial condition or business of the Company or any of its Subsidiaries other than changes in the ordinary course of business, the effect of which has not, in the aggregate, been materially adverse.

     5.8.  DEFAULTS. As of the date of this Agreement, no Default exists.

     5.9. TAXES. The Company and each Subsidiary have filed all federal, state and other tax returns required to be filed, and all taxes, assessments and other governmental charges due from the Company and each Subsidiary have been fully paid, other than such taxes, assessments and other governmental charges that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with generally accepted accounting principles. The Company and each Subsidiary have established on their books reserves adequate for the payment of all federal, state and other tax liabilities.

     5.10. LITIGATION. Except as set forth on EXHIBIT G hereto, there is no litigation, arbitration, proceeding or investigation pending, or, to the knowledge of the Company's or any Subsidiary's officers, threatened, against the Company or any Subsidiary that, if adversely determined, could result in a material judgment not fully covered by insurance, could result in a forfeiture of all or any substantial part of the property of the Company or its Subsidiaries, or could otherwise have a material adverse effect on the assets, business or prospects of the Company or any Subsidiary.

     5.11. USE OF PROCEEDS. No portion of any Loan is to be used for the "purpose of purchasing or carrying" any "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. 221 and 224, as amended; and following the application of the proceeds of each Loan, the value of all "margin stock" of the Company will not exceed 25% of the value of the total assets of the Company that are subject to the restrictions set forth in Section 7.1 and 7.2.

     5.12. SUBSIDIARIES. As of the date of this Agreement, all the Subsidiaries of the Company are listed on EXHIBIT H hereto. Except as set forth on EXHIBIT H hereto, the Company or a Subsidiary of the Company is the owner, free and clear of all liens and encumbrances, of all of the issued and outstanding stock of each Subsidiary. All shares of such stock have been validly issued and are fully paid and nonassessable, and no rights to subscribe to any additional shares have been granted, and no options, warrants or similar rights are outstanding.

     5.13. INVESTMENT COMPANY ACT. Neither the Company nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended.

     5.14. COMPLIANCE WITH ERISA. The Company and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA; and no "prohibited transaction" or "reportable event" (as such terms are defined in ERISA) has occurred with respect to any Plan.

     5.15. ENVIRONMENTAL MATTERS. (a) The Company, each of its Material Subsidiaries and, to the best of the Company's knowledge, each of its other Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the business, financial condition or operations of the Company and its Subsidiaries. The Company, each of its Material Subsidiaries and, to the best of the Company's knowledge, each of its other Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse effect on the business, financial condition or operations of the Company and its Subsidiaries.

     (b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Company or any of its Material Subsidiaries or, to the best of the Company's knowledge, each of its other Subsidiaries to have any permit, license or authorization required in connection with the conduct of its business or with respect to any Environmental Laws, including, without limitation, Environmental Laws relating to the generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Materials, except to the extent that such notice, complaint, penalty or investigation did not or could not result in the remediation of any property owned or used by the Company or any of its Subsidiaries costing in excess of $100,000 per occurrence or $500,000 in the aggregate.

     (c) To the best of the Company's knowledge no material oral or written notification of a release of a Hazardous Material has been filed by or on behalf of the Company or any of its Material Subsidiaries or, to the best of the Company's knowledge, any of its other Subsidiaries and no property now or previously owned, leased or used by the Company or any of its Material Subsidiaries or, to the best of the Company's knowledge, any of its other Subsidiaries is listed or proposed for listing on the National Priorities

List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of sites requiring investigation or clean-up.

     (d) There are no liens or encumbrances arising under or pursuant to any Environmental Laws on any of the real property or properties owned, leased or used by the Company or any of its Material Subsidiaries or, to the best of the Company's knowledge, any of its other Subsidiaries and no governmental actions have been taken or are in process which could subject any of such properties to such liens or encumbrances or, as a result of which the Company or any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

     (e) Neither Company nor any of its Subsidiaries nor, to the best knowledge of the Company, any previous owner, tenant, occupant or user of any property owned, leased or used by the Company or any of its Subsidiaries has (i) engaged in or permitted any operations or activities upon or any use or occupancy of such property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials on, under, in or about such property, except to the extent commonly used in day-to-day operations of such property by the Company or such others and in such case only in compliance with all Environmental Laws, or (ii) transported any Hazardous Materials to, from or across such property except to the extent commonly used in day-to-day operations of such property by the Company or such others and, in such case, in compliance with, all Environmental Laws; nor to the best knowledge of the Company have any Hazardous Materials migrated from other properties upon, about or beneath such property, nor, to the best knowledge of the Company, are any Hazardous Materials presently constructed, deposited, stored or otherwise located on, under, in or about such property except to the extent commonly used in day-to-day operations of such property by the Company or such others and, in such case, in compliance with, all Environmental Laws.

     5.16. PERFECTION OF SECURITY INTEREST. All filings, assignments, pledges and deposits have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Agent's first priority security interest in the Collateral. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Company is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for liens expressly permitted by this Credit Agreement.

     5.17. YEAR 2000 PROBLEM. The Company and its Subsidiaries have reviewed the areas within their businesses and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (i.e. the risk that computer applications used by the Company or any of its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based upon such review, the Company reasonably believes that the "Year 2000 Problem" will not have any materially adverse effect on the business or financial condition of the Company or any of its Subsidiaries.

                                   SECTION VI
                                   ----------

                              AFFIRMATIVE COVENANTS
                              ---------------------

     So long as any Bank has any commitment to extend credit hereunder or any Loan, Letter of Credit or other Obligation remains outstanding, the Company covenants as follows:

     6.1. FINANCIAL STATEMENTS AND OTHER REPORTING REQUIREMENTS. The Company shall furnish to each Bank:

     (a) as soon as available to the Company, but in any event within 97 days after the end of each of its fiscal years, (i) a consolidated and consolidating balance sheet as of the end of such year, and the related consolidated and consolidating statements of income, changes in stockholders' equity and cash flow for, such year, audited and certified by PricewaterhouseCoopers, LLP (or other independent certified public accountants acceptable to the Agent) in the case of such consolidated statements, and certified by the chief financial officer, Treasurer, Director of Finance, Tax and Treasury Services or Vice President and Corporate Controller, in the case of such consolidating statements; and, as soon as available, a copy of said certified public accountants' management report; and (ii) the Company's financial projections for the next fiscal year of the Company;

     (b) as soon as available to the Company, but in any event within 52 days after the end of each of its fiscal quarters, a consolidated and consolidating balance sheet as of the end of such fiscal quarter, and the related consolidated and consolidating statements of income for the period then ended, certified by the chief financial officer, Treasurer, Director of Finance, Tax and Treasury Services or Vice President and Corporate Controller of the Company but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount;

     (c) concurrently with the delivery of each financial statement pursuant to subsections (a) and (b) of this Section 6.1, a report in substantially the form of EXHIBIT I hereto signed on behalf of the Company by its chief financial officer or Treasurer;

     (d) promptly after the receipt thereof by the Company, copies of any reports submitted to the Company by independent public accountants in connection with any interim or annual review of the accounts of the Company made by such accountants;

     (e) promptly after the same are available, copies of all proxy statements, financial statements and reports as the Company shall send to its stockholders or as the Company may file with the Securities and Exchange Commission or any governmental authority at any time having jurisdiction over the Company or its Subsidiaries;

     (f) if and when the Company gives or is required to give notice to the PBGC of any "Reportable Event" (as defined in Section 4043 of ERISA) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that any member of the Controlled Group or the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC;

     (g) immediately upon becoming aware of the existence of any condition or event that constitutes a Default, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto;

     (h) promptly upon becoming aware of any litigation or of any investigative proceedings by a governmental agency or authority commenced or threatened against the Company or any of its Subsidiaries of which it has notice, the outcome of which could result in a forfeiture of a substantial part of the Company's or such Subsidiary's property or which would or might have a materially adverse effect on the assets, business or prospects of the Company or the Company and its Subsidiaries on a consolidated basis, written notice thereof and the action being or proposed to be taken with respect thereto;

     (i) promptly upon becoming aware of any investigative proceedings by a governmental agency or authority commenced or threatened against the Company or any of its Subsidiaries regarding any potential violation of Environmental Laws or any spill, release, discharge or disposal of any Hazardous Material, written notice thereof and the action being or proposed to be taken with respect thereto;

     (j) from time to time, such other financial data and information about the Company or its Subsidiaries as the Agent or any Bank may reasonably request;

     (k) within five Business Days of the end of each calendar month, a report signed on behalf of the Company by its chief financial officer or treasurer as to compliance with Section 6.11 as of the last day of such calendar month; and

     (l) simultaneously with the Company making an acquisition which is permitted pursuant to Section 7.5 hereof, incurring Indebtedness which is permitted to be incurred pursuant to Section 7.6(e)(ii) hereof, or making an Investment which is permitted to be made pursuant to Section 7.7(g) hereof, as the case may be, information evidencing the aggregate purchase price of all acquisitions made to date (including the contemplated acquisition), in the case of an acquisition, information detailing the outstanding Indebtedness of the Company and its Subsidiaries on such date (including the Indebtedness to be incurred), or information detailing all Investments made by the Company and its Subsidiaries through such date (including the Investments to be made), as the case may be.

     6.2. CONDUCT OF BUSINESS. Each of the Company and its Subsidiaries shall:

     (a) duly observe and comply in all material respects with all applicable laws and valid requirements of any governmental authorities relative to its corporate existence, rights and franchises, to the conduct of its business and to its property and assets (including without limitation all Environmental Laws and ERISA), and shall maintain and keep in full force and effect all licenses and permits necessary in any material respect to the proper conduct of its business;

     (b)  maintain its corporate existence; and

     (c) remain engaged substantially in the business of video conferencing systems design, manufacturing and distribution.

     6.3. MAINTENANCE AND INSURANCE. Each of the Company and its Subsidiaries shall maintain its properties in good repair, working order and condition as required for the normal conduct of its business, subject to normal wear and tear and obsolescence. Each of the Company and its Subsidiaries shall at all times maintain liability and casualty insurance with financially sound and reputable insurers in such amounts as the officers of the Company in the exercise of their reasonable judgment deem to be adequate.

     6.4. TAXES. The Company shall pay or cause to be paid all taxes, assessments or governmental charges on or against it or any of its Subsidiaries or its or their properties on or prior to the time when they become due; PROVIDED that this covenant shall not apply to any tax, assessment or charge that is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with generally accepted accounting principles.

     6.5. INSPECTION BY THE BANK. The Company shall permit the Banks, through the Agent or any of the Banks' other designees, at any reasonable time and upon reasonable notice (or if a Default shall have occurred and is continuing, at any time and without prior notice), to (i) visit and inspect the properties of the Company and its Subsidiaries, (ii) examine and make copies of and take abstracts from the financial books and records of the Company and its Subsidiaries, and (iii) discuss the affairs, finances and accounts of the Company and its Subsidiaries with their appropriate officers, employees and accountants. In handling such information the Agent and each of the Banks shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received except that disclosure of such information may be made (i) to the subsidiaries or affiliates of the Agent of such Bank in connection with their present or prospective business relations with the Company, (ii) to prospective transferees or purchasers of an interest in the Loans, (iii) as required by law, regulation, rule or order, subpoena, judicial order or similar order and (iv) as may be required in connection with the examination, audit or similar investigation of the Bank.

     6.6. MAINTENANCE OF BOOKS AND RECORDS. Each of the Company and its Subsidiaries shall keep adequate books and records of account in accordance with generally accepted accounting principles consistently applied and applicable law.

     6.7. CONSOLIDATED TOTAL LIABILITIES TO CONSOLIDATED TANGIBLE NET WORTH RATIO. The Company shall at all times maintain a ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth of not greater than 1.00 to 1.00.

     6.8. QUICK RATIO. The Company shall at all times maintain a ratio of Consolidated Quick Assets to Consolidated Current Liabilities of not less than
1.50 to 1.00. As used in this Section 6.8, "CONSOLIDATED QUICK ASSETS" shall mean, at any date as of which the amount thereof shall be determined, the consolidated cash, accounts receivable and marketable securities of the Company and its Subsidiaries. "CONSOLIDATED CURRENT LIABILITIES" shall mean, at any such date, all amounts that should, in accordance with generally accepted accounting principles, be included as current liabilities on the consolidated balance sheet of the Company and its Subsidiaries as at such date, plus, to the extent not already included therein, all Loans and all Indebtedness under this Agreement, excluding standby letters of credit supporting real estate lease obligations, plus other Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of the Company or any Subsidiary to a date more than one year from the date of determination.

     6.9 MINIMUM CASH AND CASH COLLATERAL. The Company shall at all times maintain in a cash collateral account with the Agent not less than $47,000,000 of unencumbered consolidated cash and Cash Equivalents of the Company and its Subsidiaries (with a "Collateral Value" as defined in the Pledge Agreement) as required by the terms of the Pledge Agreement.

     6.10 MINIMUM QUARTERLY LOSSES/POSITIVE NET INCOME. The Company will not permit the Company and its Subsidiaries to (a) have a negative Consolidated Net Income of greater than $3,000,000 for the fiscal quarter ending September 30, 1998; and (b) permit Consolidated Net Income to be less than $1.00 for any fiscal quarter ending thereafter.

     6.11 SECURITY. The Company acknowledges that the Obligations shall be secured by a perfected first priority security interest in the cash and Cash Equivalents required to be deposited with the Agent (or, if not deposited with the Agent, with any Bank which the Company may elect, or such other third party selected by the Company and approved in writing in advance by the Agent and the Banks) pursuant to the terms of the Pledge Agreement; provided, however, if the Collateral is to be held by any party other the Agent, all actions which the Agent deems necessary shall be taken in order to maintain the first priority perfected security interest in the Collateral.

     6.12 GOOD STANDING CERTIFICATE. The Company shall deliver to the Agent, not later than fifteen (15) days after the date hereof, a certificate of the Secretary of State of Delaware, as to its legal existence and good standing in such state and listing all documents on file in the office of said Secretary of State.

     6.13 FURTHER ASSURANCES. At any time and from time to time the Company shall, and shall cause each of its Subsidiaries to, execute and deliver such further instruments, excluding financing statements, and take such further action as may reasonably be requested by the Agent or any Bank to effect the purposes of this Agreement and the other Loan Documents.

                                   SECTION VII
                                   -----------

                               NEGATIVE COVENANTS
                               ------------------

     So long as any Bank has any commitment to extend credit hereunder or any Loan, Letter of Credit or other Obligation remains outstanding, the Company covenants as follows:

     7.1. ENCUMBRANCES. Neither the Company nor any of its Subsidiaries shall create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor upon or with respect to any of its property or assets ("ENCUMBRANCES"), or assign or otherwise convey any right to receive income, including the sale or discount of accounts receivable with or without recourse, except the following ("PERMITTED ENCUMBRANCES"):

     (a) Encumbrances in favor of the Agent or any of its affiliates to secure the Obligations;

     (b) Encumbrances existing as of the date of this Agreement and disclosed in EXHIBIT F hereto;

     (c) liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed or is not required in accordance with the provisions of Section 6.4;

     (d) landlords' and lessors' liens in respect of rent not in default or liens in respect of pledges or deposits under workmen's compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation; mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent; liens securing the performance of bids, tenders, contracts (other than for the payment of money); and statutory obligations incidental to the conduct of its business and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business;

     (e) judgment liens that shall not have been in existence for a period longer than 30 days after the creation thereof or, if a stay of execution shall have been obtained, for a period longer than 30 days after the expiration of such stay;

     (f)  rights of lessors under capital leases permitted under Section 7.6;

     (g) Encumbrances in respect of any purchase money obligations for tangible property used in its business (other than purchases of inventory in the ordinary course of business) that at any time shall not exceed $5,000,000, PROVIDED that any such Encumbrances shall not extend to property and assets of the Company or any such Subsidiary not financed by such a purchase money obligation;

     (h) easements, rights of way, restrictions and other similar charges or Encumbrances relating to real property and not interfering in a material way with the ordinary conduct of its business;

     (i) Encumbrances arising from the sale or discount without recourse of accounts receivable generated in connection with the Company's vendor leasing programs; and

     (j) Encumbrances on its property or assets created in connection with the refinancing of Indebtedness secured by Permitted Encumbrances on such property, PROVIDED that the amount of Indebtedness secured by any such Encumbrance shall not be increased as a result of such refinancing and no such Encumbrance shall extend to property and assets of the Company or any such Subsidiary not encumbered prior to any such refinancing.

     7.2. MERGER; CONSOLIDATION; SALE OR LEASE OF ASSETS. Neither the Company nor any of its Subsidiaries shall sell, lease or otherwise dispose of all or substantially all of its assets or properties; or liquidate, merge or consolidate into or with any other person or entity, PROVIDED if no Default has occurred and is continuing or would result from such merger, (i) the Company may merge or consolidate into or with any other person or entity if the Company is the surviving company and such merger is permitted by Section 7.5, and (ii) any Subsidiary of the Company may merge or consolidate into or with (a) the Company if the Company is the surviving company, or (b) any other wholly-owned Subsidiary of the Company.

     7.3. ADDITIONAL STOCK ISSUANCE. The Company shall not permit any of its Subsidiaries to issue any additional shares of its capital stock or other equity securities, any options therefor or any securities convertible thereto other than to the Company; PROVIDED that any Subsidiary may issue additional shares of its capital stock or other equity securities if the Company shall thereafter retain the power to elect the majority of such Subsidiary's board of directors and direct the management and policies of such Subsidiary. Neither the Company nor any of its Subsidiaries shall sell, transfer or otherwise dispose of any of the capital stock or other equity securities of a Subsidiary, except (i) to the Company or any of its wholly-owned Subsidiaries, or (ii) in connection with a transaction permitted by Section 7.2, unless the Company or such Subsidiary shall thereafter retain the power to elect the majority of its Subsidiary's board of directors and direct the management and policies of such Subsidiary.

     7.4. ERISA. Neither the Company nor any member of the Controlled Group shall permit any Plan maintained by it to (i) engage in any "prohibited transaction" (as defined in Section 4975 of the Code, (ii) incur any "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived, or (iii) terminate any Plan in a manner that could result in the imposition of a lien or encumbrance on the assets of the Company or any of its Subsidiaries pursuant to Section 4068 of ERISA.

     7.5. MERGERS AND ACQUISITIONS. Neither the Company nor any of its Subsidiaries shall become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition; PROVIDED, HOWEVER, the Company shall be permitted to (a) consummate the acquisition of Starlight Networks, Inc. (the "Starlight Acquisition") so long as (i) no Default or Event of Default has occurred and is continuing or would exist as a result of such acquisition; (ii) the Company has demonstrated to the Agent satisfaction on a pro forma basis with all the financial covenants contained in Article 6 hereof both immediately prior to and after giving effect to such acquisition; (iii) the Company has not incurred any Indebtedness in connection with such acquisition except as expressly permitted by Section 7.6;
(iv) the Person being acquired has no liens, security interests or other encumbrances on its assets at the time of the consummation of such acquisition, except as otherwise permitted by Section 7.1 hereof; and (v) the aggregate consideration to be paid for such acquisition shall not exceed, in the aggregate, (1) 1,600,000 shares of the common stock of the Company and (2) $3,000,000 in cash; and (b) consummate other acquisitions of the assets or stock of any Person so long as (i) such Person is in the same or a similar line of business as the Company; (ii) no Default or Event of Default has occurred and is continuing or would exist as a result of such acquisition; (iii) the Company has demonstrated to the Agent satisfaction on a pro forma basis with all the financial covenants contained in Article 6 hereof both immediately prior to and after giving effect to such acquisition; (iv) the Company has not incurred any Indebtedness in connection with such merger, consolidation or acquisition except as expressly permitted by Section 7.6; (v) the Person being acquired has no liens, security interests or other encumbrances on its assets at the time of the consummation of such merger, consolidation or acquisition, as the case may be, except as otherwise permitted by Section 7.1 hereof; and (vi) the aggregate consideration to be paid for all acquisitions (other than the Starlight Acquisition) from the date hereof through the term of this Credit Agreement shall not exceed $5,000,000.

     7.6. RESTRICTIONS ON INDEBTEDNESS. Neither the Company nor any of its Subsidiaries shall create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

     (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

     (b) obligations under capitalized leases not exceeding $45,000,000 in aggregate amount at any time outstanding;

     (c) Indebtedness existing on the date of this Agreement and listed and described on Schedule 7.6 hereto;

     (d) Indebtedness of a Subsidiary of the Borrower to the Borrower or another Subsidiary of the Borrower, or Indebtedness of the Borrower to a Subsidiary of the Borrower; and

     (e) (i) Indebtedness of PictureTel GmbH and PictureTel UK Ltd. to the Overdraft Lender in an amount not to exceed, in the aggregate, $5,000,000; and
(ii) other Indebtedness of the Company or any Subsidiary of the Company, provided that the aggregate amount of Indebtedness permitted to be incurred and/or assumed under this Section 7.6(e) shall not exceed $12,000,000 in the aggregate at any time outstanding.

     7.7. RESTRICTIONS ON INVESTMENTS. The Company will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

          (a) marketable direct or guaranteed obligations of the United States of America or those other specific governments or jurisdictions listed on
     SCHEDULE 7.7(a) hereto that mature within one (1) year from the date of purchase by the Company;

          (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks or banks organized under the laws of those specific other jurisdictions (if any) listed on SCHEDULE 7.7(B) hereto having in each case total assets in excess of $1,000,000,000;

          (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Service, Inc., and not less than "A 1" if rated by Standard and Poor's Rating Group;

          (d)  Investments existing on the date hereof and listed on SCHEDULE
     7.7 hereto;

          (e) Investments with respect to Indebtedness permitted by Section 7.6(d) so long as such entities remain Subsidiaries of the Borrower;

          (f)  Investments consisting of the Guaranty; and

          (g) other Investments not specifically provided for in this Section 7.7, provided, however, the aggregate amount of all such Investments made pursuant to this Section 7.7(g) shall not exceed $2,000,000 during the term of this Credit Agreement.


                                  SECTION VIII
                                  ------------

                                    DEFAULTS
                                    --------

     8.1. EVENTS OF DEFAULT. There shall be an Event of Default hereunder if any of the following events occurs:

     (a) the Company shall fail to pay (i) any amount of principal of any of its Loans, or any Reimbursement Obligation, when due, or (ii) any amount of interest thereon within five days of the due date therefor, or (iii) the Commitment Fee or any other fees or expenses payable hereunder or under its Notes or any Letter of Credit Application or Letter of Credit issued thereunder within five days of demand therefor; or

     (b) any Borrowing Subsidiary shall fail to pay (i) any amount of principal of any of its Loans when due, or (ii) any amount of interest thereon within five days of the due date therefor, or (iii) any fees or expenses payable under its Notes within five days of demand therefor; or

     (c) The Company shall fail to perform any term, covenant or agreement contained in Sections 6.1(a), (b), (c) or (g), 6.2(b) (only with respect to the Company), 6.5, 6.7 through 6.13 or contained in Section VII; or

     (d) the Company shall fail to perform any covenant contained in Sections 6.1(f), 6.1(h) or 6.2 (other than with respect to the corporate existence of the Company), and such failure shall continue for 30 days; or

     (e) the Company shall fail to perform any term, covenant or agreement (other than in respect of subsections 8.1(a), (b), (c) or (d) hereof) contained in the Loan Documents and such default shall continue for 30 days after notice thereof has been sent to the Company by the Agent; or

     (f) any representation or warranty of the Company made in this Agreement or in any other Loan Document, or any representation or warranty of any Borrowing Subsidiary made in its Letter Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

     (g) the Company or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligations in excess of $500,000 in the aggregate for borrowed monies or advances, or for the use of real or personal property, or fail to observe or perform any term, covenant or agreement evidencing or securing such obligations for borrowed monies or advances, or relating to such use of real or personal property, the result of which failure is to permit the holder or holders of such Indebtedness to cause such Indebtedness to become due prior to its stated maturity upon delivery of required notice, if any; or

     (h) the Company or any of its Material Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (vi) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or other law, (vii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, or (viii) take any corporate action for the purpose of effecting any of the foregoing; or

     (i) a proceeding or case shall be commenced, without the application or consent of the Company or any of its Material Subsidiaries in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 45 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against the Company or such Material Subsidiary; or action under the laws of the jurisdiction of incorporation or organization of the Company or any of its Material Subsidiaries similar to any of the foregoing shall be taken with respect to the Company or such Material Subsidiary and shall continue unstayed and in effect for any period of 45 days; or

     (j) a judgment or order for the payment of money shall be entered against the Company or any of its Subsidiaries by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Company or such Subsidiary, that in the aggregate exceeds $500,000 in value and such judgment, order, warrant or process shall continue undischarged or unstayed for 30 days; or

     (k) the Company or any member of the Controlled Group shall fail to pay when due any amount that it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Company, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against the Company and such proceedings shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

     (l) any Loan Document shall at any time for any reason be determined to be invalid or unenforceable or cease to be in full force and effect or shall be declared to be null and void while any Obligations are outstanding hereunder or thereunder, or the Agent's security interests or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or the validity or enforceability of any of the Loan Documents shall be contested by the Company or any Borrowing Subsidiary party thereto or the Company or any such Borrowing Subsidiary shall deny that it has any or further liability or obligation thereunder.

     8.2. REMEDIES. Upon the occurrence of an Event of Default described in subsections 8.1(h) and (i), immediately and automatically, and upon the occurrence of any other Event of Default, at any time thereafter while such Event of Default is continuing, at the Agent's option or upon the request of the Majority Banks, and upon the Agent's declaration:

     (a) the Agent's and the Banks' commitment to make any further Loans or issue, extend or renew Letters of Credit hereunder shall terminate;

     (b) the unpaid principal amount of the Loans together with accrued interest and all other Obligations shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived;

     (c) the Agent may, and upon the request of the Majority Banks shall, demand that the Company deposit and maintain in a special interest-bearing cash collateral account at the Bank cash in an amount sufficient to pay at all times the Maximum Drawing Amount of all outstanding Letters of Credit and all fees with respect thereto, and the Company shall have no control over the funds so deposited; and

     (d) the Agent may, and upon the request of the Majority Banks shall, exercise any and all rights it has under this Agreement and the other Loan Documents, or at law or in equity, and proceed to protect and enforce the rights of the Agent and the Banks by any action at law, in equity or other appropriate proceeding.

     8.3. DISTRIBUTION OF PROCEEDS. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Agent, any Bank or the Overdraft Lender, as the case may be, receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, or the Agent or any Bank receives any monies from the Company as a repayment of the Loans or any Overdraft Amounts, such monies shall be distributed for application as follows:

          (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

          (b) Second, to all other Obligations in such order or preference as the Majority Banks may determine; provided, however, that (i) distributions shall be made (A) pari passu among Obligations with respect to the Agent's fee payable pursuant to the terms of the Credit Agreement, the Obligations owing to the Overdraft Lender pursuant to the Overdraft Documents and all other Obligations; and (B) with respect to each type of Obligation owing to the Banks and the Overdraft Lender, such as interest, principal, fees and expenses, among the Banks and the Overdraft Lender pro rata, and (ii) the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

          (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks, the Overdraft Lender and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

          (d) Fourth, the excess, if any, shall be returned to the Company or to such other Persons as are entitled thereto.


                                   SECTION IX
                                   ----------

                                    THE AGENT
                                    ---------

     9.1. AUTHORIZATION.

     (a) The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, PROVIDED that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

     (b) The relationship between the Agent and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the

Banks. Nothing contained in this Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Banks.

     (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agent.

     9.2. EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Company.

     9.3. NO LIABILITY. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

     9.4. NO REPRESENTATIONS. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Company or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Company or any of its Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Company or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Company or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

     9.5. PAYMENTS.

          9.5.1. PAYMENTS TO AGENT. A payment by the Company to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees, within four (4) Business Days after receipt of any payments by the Company, distribute to each Bank such Bank's PRO RATA share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

          9.5.2. DISTRIBUTION BY AGENT. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

          9.5.3. DELINQUENT BANKS. Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its PRO RATA share of any Loan or to purchase any Letter of Credit Participation or (ii) to comply with the provisions of Section 11.3 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its PRO RATA share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Company or any Borrowing Subsidiary, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective PRO RATA shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective PRO RATA shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective PRO RATA shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

     9.6. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

     9.7. INDEMNITY. The Banks ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Company) and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

     9.8. AGENT AS BANK. In its individual capacity, The First National Bank of Boston shall have the same obligations and the same rights, powers and privileges in respect to its commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent.

     9.9. RESIGNATION. The Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Banks and the Company. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Company. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                                    SECTION X
                                    ---------

                          ASSIGNMENT AND PARTICIPATION
                          ----------------------------

     10.1 CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit); PROVIDED that (i) each of the Agent and, unless a Default or Event of Default shall have occurred and be continuing, the Company shall have given its prior written consent to such assignment, which consent, in the case of the Company, will not be unreasonably withheld, (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (iii) each assignment shall be in an amount that is a whole multiple of $1,000,000 and (iv) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of EXHIBIT K hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 10.3 be released from its obligations under this Agreement.

     10.2 CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

     (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan

Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage;

     (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Company and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

     (c) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in
Section 5.6 and Section 6.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

     (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

     (e) such assignee represents and warrants that it is an Eligible Assignee;

     (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

     (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank;

     (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

     (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its PRO RATA share of Letter of Credit Fees in respect of outstanding Letters of Credit.

     10.3. REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time.

The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $3,500.

     10.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Company and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Company and each Borrowing Subsidiary, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this Section 10.4, the Company shall deliver an opinion of counsel, addressed to the Banks and the Agent, relating to the due authorization, execution and delivery of the new Notes executed by the Company and the legality, validity and binding effect of such Notes and each Company Guaranty, in form and substance satisfactory to the Banks. The surrendered Notes shall be cancelled and returned to the Company.

     10.5. PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents; PROVIDED that (i) each such participation shall be in an amount of not less than $1,000,000, (ii) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Company and (iii) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees or letter of credit fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

     10.6. DISCLOSURE. The Company agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder; PROVIDED that such assignees or participants or potential assignees or participants shall agree (i) to treat in confidence such information unless such information otherwise becomes public knowledge, (ii) not to disclose such information to a third party, except as required by law or legal process and
(iii) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

     10.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE COMPANY. If any assignee Bank is an Affiliate of the Company, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 8.2, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans. If any Bank sells a participating interest in any of the Loans or reimbursement obligations with respect to Letters of Credit to a participant, and such participant is the Company or an Affiliate of the Company, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to
Section 8.2 to the extent that such participation is beneficially owned by the Company or any Affiliate of the Company, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation.

     10.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Company and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this Section 10 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

                                   SECTION XI
                                   ----------

                                  MISCELLANEOUS
                                  -------------

     11.1. NOTICES. Unless otherwise specified herein, all notices hereunder to any party hereto shall be in writing and shall be deemed to have been given when delivered by hand, when properly deposited in the mails postage prepaid, when sent by telex, answerback received, or electronic facsimile transmission, or when delivered to the telegraph company or overnight courier, addressed to such party at its address indicated below:

     If to the Company, at

             PictureTel Corporation
             100 Minuteman Road
             Andover, Massachusetts 01810
             Facsimile: (508) 292-3300

             Attention: Lloyd S. Dow
                        Director of Finance, Tax and Treasury Services

     If to a Bank, at the address set forth for such Bank on SCHEDULE 1 hereto.

     If to the Agent, at

             BankBoston, N.A.
             100 Federal Street
             Boston, Massachusetts
             Facsimile: (617) 434-0819

             Attention: Lynn R. Schade, Vice President

or at any other address specified by such party in writing.

     11.2. EXPENSES. The Company will pay on demand all expenses of the Agent in connection with the preparation, waiver or amendment of this Agreement and the other Loan Documents, or the administration, default or collection of the Loans or other Obligations and all expenses of the Agent and each of the Banks in connection with the exercise, preservation or enforcement of any of its rights, remedies or options thereunder, including, without limitation, fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with the Obligations or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate).

     11.3. SET-OFF. Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, any deposits, balances or other sums credited by or due from the head office of any Bank or any of its branch offices to the Company may, at any time and from time to time after the occurrence of an Event of Default hereunder, without notice to the Company or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be set off, appropriated, and applied by the Bank against any and all obligations of the Company to the Banks or any of its affiliates in such manner as the head office of the Banks or any of its branch offices in their sole discretion may determine, and the Company hereby grants the Bank a continuing security interest in such deposits, balances or other sums for the payment and performance of all such obligations. Each of the Banks agrees with each other Bank that (i) if an amount to be set off is to be applied to Indebtedness of the Company to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (ii) if such Bank shall receive from the Company, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the Company at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement obligations owed it, its proportionate payment as contemplated by this Agreement; PROVIDED that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

     11.4. TERM OF AGREEMENT. This Agreement shall continue in force and effect so long as the Agent or any Bank has any commitment to make Loans or issue Letters of Credit hereunder or any Loan, Letter of Credit or any other Obligation shall be outstanding.

     11.5. NO WAIVERS. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under the other Loan

Documents shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and in the other Loan Documents provided are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law.

     11.6. GOVERNING LAW. This Agreement and other Loan Documents shall be deemed to be contracts made under seal and shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).

     11.7. CONSENTS, AMENDMENTS, WAIVERS, ETC. Any consent or approval required or permitted by this Agreement to be given by all of the Banks may be given, and any term of this Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Company or any of its Subsidiaries of any terms of this Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Company and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Notes, the term of the Notes, the amount of the Commitments of the Banks, and the amount of commitment fee or Letter of Credit Fees hereunder may not be changed without the written consent of the Company and the written consent of all of the Banks; the definition of Majority Banks may not be amended without the written consent of all of the Banks; the Company Guaranties may not be released, any date for payment of the Obligations may not be postponed and the Obligations may not be reduced or forgiven without the written consent of all of the Banks; and the amount of the agent's fee or any Letter of Credit Fees payable for the Agent's account and Section 9 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Company shall entitle the Company to other or further notice or demand in similar or other circumstances.

     11.8. BINDING EFFECT OF AGREEMENT. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the Company, each Borrowing Subsidiary and the Banks and their respective successors and assigns; PROVIDED that neither the Company nor any Borrowing Subsidiary may assign or transfer its rights or obligations hereunder or under the other Loan Documents.

     11.9. COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

     11.10. PARTIAL INVALIDITY. The invalidity or unenforceability of any one or more phrases, clauses or sections of this Agreement shall not affect the validity or enforceability of the remaining portions of it.

     11.11. CAPTIONS. The captions and headings of the various sections and subsections of this Agreement are provided for convenience only and shall not be construed to modify the meaning of such sections or subsections.

     11.12. WAIVER OF JURY TRIAL. THE AGENT, THE BANKS AND THE COMPANY AGREE THAT NONE OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE AGENTS, THE BANKS AND THE COMPANY, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE BANK NOR THE COMPANY HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

     11.13. ENTIRE AGREEMENT. This Agreement and the other Loan Documents constitute the final agreement of the parties hereto and supersede any prior agreement or understanding, written or oral, with respect to the matters contained herein and therein. This Agreement replaces the Prior Credit Agreement, as amended, between the Company and the Bank and all loans and letters of credit outstanding thereunder or otherwise designated by the Agent shall be deemed to be outstanding hereunder on the date of this Agreement. From and after the date of this Agreement such Prior Credit Agreement shall have no further force or effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                                        PICTURETEL CORPORATION


                                        By /s/ Authorized Signatory
                                           -------------------------------------
                                        Title:


                                        BANKBOSTON, N.A., Individually and
                                          as Agent


                                        By /s/ Vice President
                                           -------------------------------------
                                        Title:  Vice President


                                        MELLON BANK, N.A.


                                        By: /s/ Authorized Signatory
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                        THE CHASE MANHATTAN BANK


                                        By: /s/ Authorized Signatory
                                           -------------------------------------
                                        Title:
                                              ----------------------------------